Exhibit 10(j)

GE Retirement for the

Good of the Company Program

Effective January 1, 2009

The Chairman of the Board (with power to redelegate) is authorized to grant an allowance to any employee (including officers) whose service is terminated after November 21, 1986, subject to the terms and conditions hereinafter set forth.  In addition, the Chairman (with power to redelegate) has the authority to waive the age, service and salary requirements of the authorization to grant deferred termination allowances.

1.	An employee may be granted an allowance if:

(a)	(i)
On the date of termination of the employee’s service, the employee is at least fifty years of age and has a total of at least twenty years of pension benefit service or similar pension service under the pension plans of the Company and its affiliates and subsidiaries, or if the employee is a company pilot, the employee is at least forty-five years of age, and has a total of at least fifteen years of such pension service; and

(ii)
The employee’s salary on the January 1 of the calendar year in which service is terminated was no lower than the position rate in effect for the GE Executive Band on the January 1 of the calendar year prior to the year in which service is terminated;

(b)
In the judgment of the employee’s manager, it is no longer appropriate to retain the employee in his present position, no appropriate reassignment of the employee elsewhere in the Company is practicable and a termination of the employee’s service with the Company under the terms and conditions of this program would be in the best interests of the Company;

(c)	The employee elects optional retirement under the GE Pension Plan to begin on the first of the month following attainment of age 60;

(d)	The employee agrees not to withdraw his contributions plus interest credited thereon as permitted by the provisions of Section XI.2 of the GE Pension Plan; and

(e)	The employee agrees not to elect to accelerate the commencement of his pension under Section XI.4.b.(iii) of the GE Pension Plan.

2.
Any allowance granted under this program shall be granted in the form of either a retirement allowance or a termination allowance.  An employee granted a retirement allowance shall be eligible for those benefits under the Company’s employee benefit plans that apply to a similarly-situated employee who retires directly from the service of the Company.  An employee granted a termination allowance shall be eligible for those benefits under the Company’s employee benefit plans that apply in accordance with established Company practices.

In any event, the annual amount of an allowance shall not exceed the sum of:

(a)
The annual amount that would have been payable as the employee’s pension under the terms and conditions of the GE Pension Plan if the employee at the time of termination of service had attained age 60 and retired under the provisions of Section V of the GE Pension Plan, the future service annuity portion of such pension to be calculated on the basis of the employee’s actual compensation, pension benefit service and contributions to the date of termination of service;

(b)
An amount equal to the sum of (1) the supplemental payment under Section VI.3 of the GE Pension Plan based on the employee’s pension benefit service to the date of termination of the employee’s service, plus (2) the special supplemental payment under Section VI.6 of the GE Pension Plan; and

(c)
The amount that would have been payable as the employee’s supplementary pension upon optional retirement under the terms and conditions of the GE Supplementary Pension Plan as if the employee at the time of termination of service had attained age 60 and retired, taking into account only pension benefit service and average annual compensation to the date of termination of service.

Consistent with the foregoing, in the case of an employee who is a “New Plan Participant” within the meaning of the GE Pension Plan on the date of his termination of service, no amount shall be payable under Paragraph (b) above, and the amounts set forth in Paragraphs (a) and (c) above shall take into account the 25% early retirement reduction factor applicable under the GE Pension Plan and GE Supplementary Pension Plan for retirement at age 60.

3.
The employee’s manager shall recommend the amount of the allowance, whether it shall be an immediate or deferred allowance and whether the allowance shall be in the form of a retirement allowance or a termination allowance, taking into account the employee’s age, length of service, contributions to the Company, the likelihood of the employee being able to obtain other employment, and such other factors as such manager may consider relevant.

A determination to grant an allowance under this program shall be based on a written statement recommending the amount and the terms of the allowance consistent with this program and stating the facts and considerations upon which it is made; it shall be signed by the employee’s manager and shall be endorsed by such manager’s immediate superior and by the appropriate officer reporting directly to the Corporate Executive Office; provided that allowances to the employees who are Senior Vice Presidents or above shall be endorsed by the Management Development and Compensation Committee of the Board of Directors.  The Chairman of the Board or his delegate shall act on the recommendation.

4.
The allowance, which shall be paid from funds of the Company, shall be paid monthly commencing at the time prescribed by the individual agreement with the employee.  Subject to Paragraph (b) below, immediate allowances may be scheduled to commence with the first of the month following the month in which the employee’s Separation from Service occurs and deferred allowances may be scheduled to commence the first of any month thereafter.

(a)
“Separation from Service” means an employee’s termination of employment with the Company and all Affiliates (defined for purposes of this program as any company or business entity in which General Electric Company has a 50% or more interest whether or not a participating employer in this program); provided that, Separation from Service for purposes of this program shall be interpreted consistent with the requirements of Code Section 409A and regulations and other guidance issued thereunder.  For purposes of clarity, any references in this program to service in the context of determining the time or form of benefits will not extend beyond an employee’s Separation from Service.

(b)
Notwithstanding any other provision of this program to the contrary, if an employee is a Specified Employee, payment of any allowance shall not be made within the first six months following the employee’s Separation from Service.  In the event distribution to a Specified Employee is so delayed, payment of benefits hereunder shall begin on the first day of the seventh month following Separation from Service and the first such payment may be increased to reflect the missed payments (with interest accumulated in accordance with Pension Board procedures).  “Specified Employee” means a specified employee as described in the Company’s Procedures for Determining Specified Employees under Code Section 409A, as amended from time to time.

5.
An employee granted a retirement or termination allowance who is married at the time the allowance begins shall receive a reduced allowance in order to provide for a continuation of payments (other than the portion of the allowance representing amounts described in Paragraph 2(b)) to the employee’s spouse after the employee’s death, if such death occurs prior to age 60, subject to the following conditions:

(a)
That portion of a retirement or termination allowance representing the amounts described in Paragraphs 2(a) and 2(c) shall be reduced and payable as a 50% Survivor Benefit in accordance with the principles of Section IX.1 (disregarding the calculations in the fourth paragraph therein for retirement as of the first day of the month following the attainment of age 59, or as of an earlier date) and Section IX.2 of the GE Pension Plan applicable thereto; provided, however, that

(i)	the revocation feature provided in Section IX.8 of the GE Pension Plan shall not apply to the payment of any benefits hereunder;

(ii)
payment to the surviving spouse shall be equal to one half of the reduced allowance that would have been payable to the employee had the employee survived, including any increase in such allowance that was scheduled to take effect at the employee’s age 60;

(iii)
if the employee’s death occurs prior to age 60, then payment of such allowance to the employee’s surviving spouse shall be further reduced by the amount available in the form of a monthly annuity as a preretirement spouse annuity payable under the GE Pension Plan with such reduction occurring beginning on the earliest date such annuity is so payable regardless of whether such annuity commenced on such date;

(iv)	upon the death of the employee, the portion of the allowance representing the amount described in Paragraph 2(b) shall be discontinued at the end of the month in which such death occurs; and

(v)
In no event shall any further payments of allowance be made to any persons after the death of both the employee and the person who is his spouse for purposes of the survivor benefit.  No five-year certain feature shall be available under this Paragraph 5.

(vi)	The spouse of a married employee shall not be eligible for any allowance payments after the employee’s death pursuant to this Paragraph 5 if such death occurs after attainment of age 60.

(b)	No benefits shall be payable under this Paragraph 5 in the case of a waiver of the survivor benefit as described in Paragraph 6.

6.
The individual agreement with the employee may prescribe that the portion of the retirement or termination allowance representing the amounts described in Paragraphs 2(a) and 2(c) shall be payable instead without any survivorship benefit.  In such circumstances, there shall be no reduction in the allowance to reflect any survivor benefits and no amounts shall be payable after the employee’s death, even if he is survived by a spouse.  This Paragraph 6 shall apply in all cases to employees who are not married at the time the allowance begins.  If the employee is married at the time the allowance begins, spousal consent to the waiver of the survivor benefit is required for this Paragraph 6 to apply.  No five-year certain feature shall be available under this Paragraph 6.

7.	Any allowance shall be paid in accordance with the terms set forth in the written agreement with the employee consistent with this program. However, any such allowance:

(a)
may be terminated at any time by the Management Development and Compensation Committee if the Committee in its sole discretion determines that the employee or, after the death of the employee, the employee’s surviving spouse, has acted or is acting in any way inimical to the interests of the Company;

(b)
shall terminate at the end of the month in which the employee withdraws his contributions to the GE Pension Plan plus interest credited thereon or elects to accelerate the commencement of his pension under Section Xl.4.b.(iii) of the GE Pension Plan;

(c)	shall terminate at the end of the month in which the employee’s death occurs, if prior to age 60 unless a survivor benefit is payable in accordance with Paragraph 5;

(d)
shall terminate at the end of the month in which the employee attains age 60, except that the portion of the allowance representing the amount described in Paragraph 2(b) may be paid until the employee attains the Age of Eligibility for Social Security Benefits (currently age 62) or, if Section VI.8. of the GE Pension Plan is in effect, his Age of Eligibility for 80% Social Security Benefits within the meaning of such provision, or until the employee dies, whichever first occurs.

8.
In conjunction with the allowances granted under this program, the Company, in its discretion, also may decide to provide the employee with a non-forfeitable interest in all or a portion of his accrued benefit payable after the attainment of age 60 under the GE Supplementary Pension Plan as described in Paragraph 2(c).  Upon such action, such non-forfeitable benefit shall be payable pursuant to the time, form and manner of payment of benefits prescribed by the GE Supplementary Pension Plan; provided, however, that the principles of Paragraphs 7(a), 10 and 13 of this program shall apply to such non-forfeitable benefit under the GE Supplementary Pension Plan.  This Paragraph 8 shall be the sole means by which the amount described in Paragraph 2(c) shall be payable to any participant granted a deferred allowance that is to begin after the attainment of age 60.

(a)
If a former employee entitled to a deferred allowance who is granted a non-forfeitable interest in accordance with this Paragraph 8 dies before such benefit commences under the GE Supplementary Pension Plan and a preretirement survivor annuity is payable to the surviving spouse of the employee under the GE Pension Plan, a preretirement survivor annuity may also be payable to such surviving spouse under the GE Supplementary Pension Plan based upon the employee’s vested supplementary pension.  Any such preretirement survivor annuity shall be computed and paid in the same manner as such death benefit is payable in accordance with the principles of Section VII of the GE Supplementary Pension Plan.

(b)
This Paragraph 8 shall not apply in the case of allowances granted in conjunction with the payment of the Special Early Retirement Option or Plant Closing Pension Option under the GE Pension Plan as described in Paragraph 9.

9.
Notwithstanding any provision of the program to the contrary concerning the form in which an allowance will be distributed (including applicable survivor or death benefits), if an allowance described in Paragraph 2(c) is granted in conjunction with the payment of the Special Early Retirement Option or Plant Closing Pension Option under the GE Pension Plan, then such allowance shall be payable in the same form and subject to at least the same reduction factors as the pension is paid under the GE Pension Plan; provided, however, that in the case of any differences between such form of distribution (including associated survivor and death benefits) under the GE Pension Plan and the GE Supplementary Pension Plan, the principles of the GE Supplementary Pension Plan shall govern.

10.
Any allowance payable under this program (or the granting of a non-forfeitable interest under the GE Supplementary Pension Plan pursuant to this program) shall terminate upon the employee’s reemployment by General Electric Company or any of its affiliates or subsidiaries, and no benefit shall be payable under this program (or under the GE Supplementary Pension Plan) in the absence of the employee again qualifying for a benefit under such program or plan for independent reasons.

11.	For purposes of this program, the terms “spouse” and “surviving spouse” shall have the same meanings as under Section XXVI of the GE Pension Plan.

12.
Except as to withholding of any tax under the laws of the United States or any state or locality, no benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether currently or thereafter payable hereunder, shall be void.

13.
Any or all allowances granted under this program may be amended, reduced, suspended, or terminated by the Board of Directors in its discretion.  Any such amendment, reduction, suspension or termination shall comply with the restrictions of Section 409A of the Code, to the extent applicable.  No such amendment, reduction, suspension or termination may accelerate a scheduled payment of benefits hereunder, nor may any such amendment, reduction, suspension or termination permit a subsequent deferral of benefits hereunder.

14.
The rights under this program of an employee who leaves the service of the Company at any time and the rights of anyone entitled to receive any payments under this program by reason of the death of such employee, shall be governed by the provisions of this program in effect on the date such employee leaves the service of the Company, except as otherwise specifically provided in this program.  Notwithstanding the foregoing,

(a)
any employee who left the service of the Company on or after January 1, 2005 and prior to January 1, 2009 and commenced receipt of such benefits before January 1, 2009 shall be subject to Paragraph 4(b) if such employee is a Specified Employee, and shall not be eligible to select the revocation feature as described in Section IX.8 of the GE Pension Plan,

(b)
any employee who left the service of the Company on or after January 1, 2005 and prior to January 1, 2009 and did not commence receipt of such payments before January 1, 2009 (and anyone entitled to receive any payments under the program by reason of the death of such employee who did not commence receipt of such payments before January 1, 2009) shall have the time and form of payment of such benefits determined under the terms contained herein, and

(c)
the provisions of Paragraph 8 shall apply on and after January 1, 2009 to employees described in Paragraphs (a) or (b) who, as of January 1, 2009, had not yet received any allowance after the attainment of age 60.

15.
Except to the extent that the same are governed by the federal law (including Section 409A of the Code), the law of the State of New York shall govern the construction and administration of this program.

16.
This program is intended to comply with Section 409A of the Code with respect to amounts accrued after December 31, 2004 and any amounts that were accrued but forfeitable on that date.  In addition, if an employee accrues benefits hereunder on or after January 1, 2005, this program is intended to comply with the requirements of Section 409A of the Code with respect to all of such employee’s benefits hereunder. This program (including any individual agreements issues pursuant to this program) shall be administered and interpreted in a manner consistent with such intent.